EXHIBIT (j)(16)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 85 to the Registration Statement on Form N-1A of our reports dated February 27, 2007 and February 26, 2007, relating to the financial statements and supplementary data of the Capital Growth Portfolio and Investment Grade Income Portfolio (the "Portfolios"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts April 26, 2007